UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION



	Washington, D.C. 20549
	________________________________________



	FORM 8-K



	CURRENT REPORT
	PURSUANT TO SECTION 13 OR 15(d) OF THE
	SECURITIES EXCHANGE ACT OF 1934


Date of earliest event reported February 28, 1997

	THE MONTANA POWER COMPANY
	(Exact name of registrant as specified in its charter)


		Montana	1-4566	    81-0170530
(State or other jurisdiction       (Commission	  (IRS Employer
	of incorporation)            File Number)	Identification No.)


	40 East Broadway, Butte, Montana 59701
	(Address of principal executive offices) (zip code)

	Registrant's telephone number, including area code (406) 723-5421




ITEM 2.  Acquisition or Disposition of Assets


NORTH AMERICAN PURCHASES VESSELS ENERGY'S D-J PROPERTIES

	On February 28, 1997, Montana Power Co. announced the largest acquisition in its history, saying it had entered into an agreement to purchase Vessels Energy's oil and gas assets in Colorado's Denver-Julesburg (D-J) Basin.

	The $85-million acquisition will be made through North American Resources Co., Montana Power's U.S. oil and gas subsidiary, and will be financed internally.

	"This acquisition makes a great strategic fit with North American's existing facilities in the D-J Basin, and nearly doubles the size of our operations just north of Denver," said Jim Benner, vice president of North American Resources Company, based in Montana Power's Butte headquarters. North American has been active in the D-J Basin since 1989.

	 "Buying these Vessels' assets paves the way for Montana Power to supply natural gas and related energy products and services to the rapidly growing Denver-Front Range region well into the future," said Dick Cromer, executive vice president of Montana Power's Energy Supply Division, which includes North American Resources.

	The division consists of companies involved in owning and operating independent electric generation; producing and marketing energy commodities, including electricity, oil, natural gas and coal; and furnishing solutions to customers' energy management needs, such as acquiring low-cost energy supplies, providing resource accounting services, and improving energy-use efficiency with innovative energy management strategies.

	With this acquisition from Denver-based Vessels, North American's annual hydrocarbon production in the D-J Basin will increase from 3,805 million cubic feet (MMCF) of natural gas to 7,275 MMCF, from 146,000 barrels of oil to 296,000 barrels, and from 233,000 barrels of natural gas liquids to 1,613,000 barrels. North American will own more than 565 wells, operating some 470 of them, and also will own and operate an 800-mile gas-gathering system.



	For 1996, Montana Power's Energy Supply domestic and foreign oil and gas operations produced 15,900 MMCF of natural gas, 1,220,000 barrels of oil, and 500,000 barrels of natural gas liquids. North American's share of that was 8,900 MMCF of gas, 540,000 barrels of oil, and 233,000 barrels of liquids.

	Consolidated operation of North American's and Vessels' gas production and processing facilities will increase the scope of North American's operations and add value to its business. Vessels' Wattenberg gas processing and fractionation plant is approximately 12 miles from North American's Fort Lupton gas-processing facility. Combining and upgrading these two facilities will create a larger, more efficient operation -- increasing the BTU value of North American's natural gas; producing high quality propane, butane, ethane and natural gasoline; and providing North American entry into the natural gas liquids business.

	"By using two existing natural gas transmission pipelines, North American has the ability to control gas resources from the wellhead to the point of delivery in the region," Cromer said. "Additionally, expanding our gas and gas liquids marketing activities should provide opportunities to expand the market for other Montana Power energy and telecommunications products and services."

	Montana Power through its telecommunications subsidiary, Touch America, has just completed a $62-million fiber optic network linking Denver, Minneapolis, Seattle and Canada. Touch America provides dedicated voice, data and video transmission; long distance service; Internet access, and specially designed business telephone systems and products.




SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	         THE MONTANA POWER COMPANY
		             (Registrant)

	By:/s/ D. S. Smith
		D. S. Smith
		Controller

Date:  March 4, 1997












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